Exhibit 10.264












                ________________________________________________

                         THE CHARLES SCHWAB CORPORATION

                          DEFERRED COMPENSATION PLAN II

                          (Effective December 9, 2004)
                ________________________________________________



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                                Table of Contents
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ARTICLE 1:     PURPOSE.........................................................1
   1.1      Establishment of the Plan..........................................1
   1.2      Purpose of the Plan................................................1
ARTICLE 2:     DEFINITIONS.....................................................1
   2.1      Definitions........................................................1
   2.2      Gender and Number..................................................3
ARTICLE 3:     ADMINISTRATION........... ......................................3
   3.1      Committee and Administrator........................................3
ARTICLE 4:     PARTICIPANTS....................................................3
   4.1      Participants.......................................................3
ARTICLE 5:     DEFERRALS.......................................................4
   5.1      Salary Deferrals...................................................4
   5.2      Deferrals of Bonuses, Commissions and
            Other Cash Incentive Compensation..................................4
   5.3      Timing of Elections................................................4
   5.4      Deferral Procedures................................................5
   5.5      Election of Time and Manner of Payment.............................5
   5.6      Accounts and Earnings..............................................7
   5.7      Maintenance of Accounts............................................7
   5.8      Change in Control..................................................8
   5.9      Payment of Deferred Amounts........................................9
   5.10     Payment on Certain Events.........................................10
ARTICLE 6:     GENERAL PROVISIONS.............................................10
   6.1      Unfunded Obligation...............................................10
   6.2      Informal Funding Vehicles.........................................10
   6.3      Beneficiary.......................................................11
   6.4      Incapacity of Participant or Beneficiary..........................11
   6.5      Nonassignment.....................................................11
   6.6      No Right to Continued Employment..................................12
   6.7      Tax Withholding...................................................12
   6.8      Claims Procedure and Arbitration..................................12
   6.9      Termination and Amendment.........................................13
   6.10     Applicable Law....................................................13
ARTICLE 7:     EXECUTION......................................................13

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                         THE CHARLES SCHWAB CORPORATION
                          DEFERRED COMPENSATION PLAN II

ARTICLE 1:     PURPOSE

   1.1      Establishment of the Plan.

     Effective as of December 9, 2004, The Charles Schwab Corporation (hereinafter, the "Company") hereby establishes The Charles Schwab Corporation Deferred Compensation Plan II (the "Plan"), as set forth in this document. This Plan shall apply to cash compensation that is earned and deferred by eligible Participants after December 31, 2004.

   1.2      Purpose of the Plan.

     The Plan permits participating employees to defer the payment of certain cash compensation that they may earn. The opportunity to elect such deferrals is provided in order to help the Company attract and retain key employees. This Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. It is accordingly intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974. The Plan also is intended to meet the requirements of section 409A of the Internal Revenue Code of 1986 and is to be construed in accordance with that section and any regulatory guidance issued thereunder.

ARTICLE 2:     DEFINITIONS

   2.1      Definitions.

     The following definitions are in addition to any other definitions set forth elsewhere in the Plan. Whenever used in the Plan, the capitalized terms in this Section 2.1 shall have the meanings set forth below unless otherwise required by the context in which they are used:

     (a) "Administrator" the administrator described in Section 3.1 that is selected by the Committee to assist in the administration of the Plan.

     (b) "Beneficiary" means a person entitled to receive any payments that remain to be paid after a Participant's death, as determined under Section 6.3.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Company" means The Charles Schwab Corporation, a Delaware corporation.

     (e) "Category 1 Participant" and "Category 2 Participant" each refer to a specific Participant group and have the meaning set forth in Section 4.1.

     (f) "Committee" means the Compensation Committee of the Board.

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     (g) "Deferral  Account"  means the account  representing  deferrals of cash compensation, plus investment adjustments, as described in Sections 5.6 and 5.7.

     (h) "Disability" means a condition such that an individual (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or its Subsidiaries.

     (i) "Participant" means any employee who meets the eligibility requirements of the Plan, as set forth in Article 4, and includes, where appropriate to the context, any former employee who is entitled to payments under this Plan.

     (j) "Plan" means The Charles Schwab Corporation Deferred Compensation Plan II, as in effect from time to time.

     (k) "Plan Year" means the calendar year.

     (l) "Retirement" shall mean:

            (i) separation from service with respect to the Company and its Subsidiaries with the exception of U.S. Trust Corporation for any reason other than death at any time after the Participant has attained age fifty (50), but only if, at the time of such termination, the Participant has been credited with at least seven (7) Years of Service; and

            (ii) separation from service with respect to U.S. Trust Corporation for any reason other than death at any time after (A) the Participant has attained age sixty-five (65); (B) the sum of the Participant's age and credited Years of Service, at the time of such separation, is equal to or greater than eighty (80); or (C) the Participant has attained age sixty (60), but only if, at the time of such termination, the Participant has been credited with at least ten (10) Years of Service.

     For purpose of this subparagraph (l), the term "Years of Service" shall have the same meaning given to it under the SchwabPlan Retirement Savings and Investment Plan (or any successor plan).

     (m) "Specified Employee" means a "specified employee" within the meaning of section 409A of the Code.

     (n) "Subsidiary" means a corporation or other business entity in which the Company owns, directly or indirectly, securities with more than 80 percent of the total voting power.

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     (o)  "Unforeseeable  Emergency"  means a severe  financial  hardship to the
Participant resulting from (i) an illness or accident of the Participant, the Participan's spouse, or the Participant's dependent (as defined in section 152(a) of the Code); (ii) loss of the Participant's property due to casualty; or
(iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined in the sole discretion of the Administrator in accordance with section 409A of the Code.

     (p) "Valuation Date" means each December 31 and any other date designated from time to time by the Committee for the purpose of determining the value of a Participant's Deferral Account balance pursuant to Section 5.6.

   2.2      Gender and Number.

     Except when otherwise indicated by the context, any masculine or feminine terminology shall also include the neuter and other gender, and the use of any term in the singular or plural shall also include the opposite number.

ARTICLE 3:     ADMINISTRATION

   3.1      Committee and Administrator.

     The Committee shall administer the Plan and may select one or more persons to serve as the Administrator. The Administrator shall perform such administrative functions as the Committee may delegate to it from time to time. Any person selected to serve as the Administrator may, but need not, be a Committee member or an officer or employee of the Company. However, if a person serving as Administrator or a member of the Committee is a Participant, such person may not vote on a matter affecting his or her interest as a Participant. The Committee shall have discretionary authority to construe and interpret the Plan provisions and resolve any ambiguities thereunder; to prescribe, amend, and rescind administrative rules relating to the Plan; to select the employees who may participate and to terminate the future participation of any such employees; to determine eligibility for benefits under the Plan; and to take all other actions that are necessary or appropriate for the administration of the Plan. Such interpretations, rules, and actions of the Committee shall be final and binding upon all concerned and, in the event of judicial review, shall be entitled to the maximum deference allowable by law. Where the Committee has delegated its responsibility for matters of interpretation and Plan administration to the Administrator, the actions of the Administrator shall constitute actions of the Committee.

ARTICLE 4:     PARTICIPANTS

   4.1      Participants.

     Officers and other key employees of the Company and each of its Subsidiaries shall be eligible to participate in this Plan upon selection by the Administrator. To be nominated for participation, an employee must be a member of a select group of management or highly compensated employees. Directors of the Company who are full-time employees of the

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Company shall be eligible to participate in the Plan. Participating employees of the Company in the position of Executive Vice President or above shall be "Category 1 Participants." All other participating employees shall be "Category 2 Participants."

ARTICLE 5:     DEFERRALS

   5.1      Salary Deferrals.

     Each Category 2 Participant selected under Section 4.1 may elect to defer up to 50 percent of his or her regular base salary (subject to the provisions of this Article V). Any such election must be made by entering into a deferred compensation agreement with the employer in accordance with procedures established by the Administrator on or before the applicable deadline under
Section 5.3 for the election period during which the services for which the deferred salary is to be earned are performed. For this purpose, the election period shall be the Plan Year; provided, however, that during periods in which the Plan is not in effect for a full Plan Year or an employee is not a Participant for a full Plan Year, the election period shall be the portion of the Plan Year during which the Plan is in effect and the employee is an eligible Participant. Notwithstanding the foregoing, a person who is not a Participant at the beginning of a Plan Year shall not be allowed to elect a deferral of compensation that takes effect during that year unless the requirements under
Section 5.3(b) are met. Salary deferrals that have been elected shall occur throughout the election period in equal increments for each payroll period.

   5.2      Deferrals of Bonuses, Commissions and Other Cash Incentive
            Compensation.

     Each Category 1 Participant and each Category 2 Participant may elect to defer all or any portion (subject to the provisions of this Article 5) of (a) his or her commissions; and (b) any amount that he or she subsequently earns under an annual cash bonus program and/or a long-term cash incentive compensation program of the Company or a participating Subsidiary. Any such election must be made by entering into a deferred compensation agreement with the employer in accordance with procedures established by the Administrator on or before the applicable deadline under Section 5.3. Rules similar to those in
Section 5.1 shall apply in cases where the Plan is not in existence or an employee is not a Participant for the full period in which an annual cash bonus, commission or long-term incentive compensation award is earned.

   5.3      Timing of Elections.

     (a) Except as otherwise provided under subparagraph (b) or (c) below, compensation for services performed during a Plan Year may be deferred at the Participant's election only if the election to defer such compensation is made not later than the close of the preceding Plan Year or, if permitted by the Administrator in its sole discretion, at such other time permitted under the Code.

     (b) In the case of the first Plan Year in which a Participant becomes eligible to participate in the Plan, the Administrator may, in its sole discretion, provide that the Participant may make an election to defer compensation for services to be performed subsequent to the

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election  provided  that such  election is made not later than 30 days after the date the Participant becomes eligible to participate in the Plan.

     (c)  In the case of  "performance-based  compensation"  within the  meaning section 409A of the Code that is based on services performed over a period of at least 12 months, the Administrator may, in its sole discretion, provide that the Participant may make an election to defer such performance-based compensation provided that such election is made not later than 6 months before the end of such period.

   5.4      Deferral Procedures.

     Subject to Section 5.3, Participants eligible to elect salary deferrals under Section 5.1 shall have an opportunity to do so each year. Participants eligible to elect deferrals under Section 5.2 shall have a separate opportunity to do so for each (a) cash bonus under an annual bonus program; (b) cash bonus or incentive payment under a long-term incentive plan; and (c) commission that they may earn. The Administrator shall specify the rules for the deferrals that may be elected. If a deferral is elected, the election shall be irrevocable with respect to the particular compensation that is subject to the election. Deferral elections shall be made on a form prescribed by the Committee or the Administrator. As provided in Section 6.7, any deferral is subject to appropriate tax withholding measures and may be reduced to satisfy tax withholding requirements.

   5.5      Election of Time and Manner of Payment.

     (a) At the time a Participant makes a deferral election under Section 5.1 or 5.2, the Participant shall also designate the manner of payment and the date on which payments from his or her Deferral Account shall begin. Subject to
Section 5.5(b), a Participant may elect from among the following options:

            (i) a lump sum payable by the end of the month of February of any year that the Participant specifies;

            (ii) a lump sum payable by the end of the month of February in the year immediately following the Participant's Retirement;

            (iii) a series of annual installments, commencing in any year selected by the Participant and payable each year on orbefore the end of February, over a period of four years; or

            (iv) a series of annual installments, commencing in the year following the Participant's Retirement and payable each year on or before the end of February, over a period of five, ten, or fifteen years, as designated by the Participant.

     Notwithstanding the terms of a Participant's election, if a Participant incurs a separation from service for any reason other than Retirement, the payment of the Participant's entire Deferral Account, including any unpaid installments pursuant to subparagraph (iii) above, shall

                                     - 5 -

be made in a single lump sum by the end of February next following the year of the Participant's separation from service; provided, however, in the case of a Specified Employee who incurs a separation from service on or after August 1 of a Plan Year, such payment shall be made no earlier than the end of the month of August next following such Plan Year.

     Any election of a specified  payment date pursuant to subparagraphs  (i) or
(ii), above, shall be subject to any restrictions that the Committee may, in its sole discretion, choose to establish in order to limit the number of different payment dates that a Participant may have in effect at one time.

     (b) Notwithstanding anything to the contrary in this Plan, except as otherwise permitted under section 409A of the Code, a Participant's Deferral Account shall not be distributed earlier than (i) separation from service or, in the case of a Specified Employee, the date that is six (6) months after separation from service; (ii) Disability; (iii) death; (iv) the specified time or schedule under Section 5.5(a); (v) to the extent permitted under section 409A of the Code and any regulatory guidance promulgated thereunder, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company; or (vi) the occurrence of an Unforeseeable Emergency.

     (c) The acceleration of the time or schedule of any payment under the Plan shall not be permitted unless permitted by the Administrator in accordance with the requirements of section 409A of the Code and any regulatory guidance promulgated thereunder. In accordance with the procedures established by the Administrator, a Participant may elect to delay the timing or change the form of payment provided that (i) the election shall not take effect until at least 12 months after the date on which the election is made; (ii) the first payment with respect to which such election is made is deferred for a period of not less than five years from the date such payment would otherwise have been made, except in the case of elections relating to distributions on death, Disability, or Unforeseeable Emergency; and (iii) if related to a payment at a specified time or pursuant to a fixed schedule under Section 5.5(a), the election shall be made at least 12 months prior to the date of the first scheduled payment.

     (d) If payment is due in the form of a lump sum, the payment shall equal the balance of the Deferral Account being paid, determined as of the Valuation Date coincident with or immediately preceding the payment date. If payment is due in the form of installments, the amount of each installment payment shall be equal to the quotient determined by dividing (i) the value of the portion of the Deferral Account to which the installment payment election applies (determined as of the Valuation Date coincident with or immediately preceding the date the payment is to be made), by (ii) the number of years over which the installment payments are to be made, less the number of years in which prior payments attributable to such installment payment election have been made.

     (e) Notwithstanding the foregoing, however, if earnings or any other amounts credited to a Participant's Deferral Account are not considered performance-based compensation, within the meaning of section 162(m) of the Code, and do not otherwise meet the conditions under the Code allowing the Company and its Subsidiaries to receive a federal income tax deduction for such amounts upon paying them at the time provided under the Participant's

                                     - 6 -

election, the payment of such amounts, to the extent in excess of the amount that would be currently tax deductible, shall automatically be deferred until the earliest year that the payment can be deducted, to the extent such deferral is permitted under section 409A of the Code.

   5.6      Accounts and Earnings.

     The Company shall establish a Deferral Account for each Participant who has elected a deferral under Section 5.1 or 5.2 above, and its accounting records for the Plan with respect to each such Participant shall include a separate Deferral Account or subaccount for each deferral election of the Participant that could cause a payment made at a different time or in a different form from other payments of deferrals elected by the same Participant. Each Deferral Account balance shall reflect the Company's obligation to pay a deferred amount to a Participant or Beneficiary as provided in this Article 5. Under procedures approved by the Committee and communicated to Participants, a Participant's Deferral Account balance shall be increased periodically (not less frequently than annually) to reflect an assumed earnings increment, based on an interest rate or other benchmark selected by the Committee and in effect at the time. Until the time for determining the amount to be paid to the Participant or Beneficiary, such assumed earnings shall accrue from each Valuation Date on the Deferral Account balance as of that date and shall be credited to the account as of the next Valuation Date. The rate of earnings may, but need not, be determined with reference to the actual rate of earnings on assets held under any existing grantor trust or other informal funding vehicle that is in effect pursuant to Section 6.2. Any method of crediting earnings that is followed from time to time may, with reasonable advance notice to affected Participants, be revoked or revised prospectively as of the beginning of any new Plan Year. Earnings that have been credited for any Plan Year, like deferred amounts that have been previously credited to a Participant, shall not be reduced or eliminated retroactively unless they were credited in error. The crediting of assumed earnings shall not mean that any deferred compensation promise to a Participant is secured by particular investment assets or that the Participant is actually earning interest or any other form of investment income under the Plan. Consistent with the foregoing authority to exercise flexibility in establishing a method for crediting assumed earnings on account balances, the Committee may, but need not, consult with Participants about their investment preferences and may, but need not, institute a program of assumed earnings that tracks the investment performance in a Participant's qualified defined contribution plan account or in an assumed participant-directed investment arrangement.

   5.7      Maintenance of Accounts.

     The Accounts of each Participant shall be entered on the books of the Company and shall represent a liability, payable when due under this Plan, out of the general assets of the Company. Prior to benefits becoming due hereunder, the Company shall expense the liability for such accounts in accordance with policies determined appropriate by the Company's auditors. Except to the extent provided pursuant to the second paragraph of this Section 5.7, the Accounts created for a Participant by the Company shall not be funded by a trust or an insurance contract; nor shall any assets of the Company be segregated or identified to such account; nor shall any property or assets of the Company be pledged, encumbered, or otherwise subjected to a lien or security interest for payment of benefits hereunder.

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     Notwithstanding  that the  amounts  to be paid  hereunder  to  Participants constitute an unfunded obligation of the Company, the Company may direct that an amount equal to any portion of the Accounts shall be invested by the Company as the Company, in its sole discretion, shall determine. The Committee may in its sole discretion determine that all or any portion of an amount equal to the Accounts shall be paid into one or more grantor trusts that may be established by the Company for the purpose of providing a potential source of funds to pay Plan benefits. The Company may designate an investment advisor to direct the investment of funds that may be used to pay benefits, including the investment of the assets of any grantor trusts hereunder.

   5.8      Change in Control.

     In the event of a Change in Control (as defined below), the following rules shall apply:

     (a)  All   Participants   shall   continue   to   have   a   fully  vested,
non-forfeitable interest in their Deferral Accounts.

     (b) To the extent permitted under section 409A of the Code and any regulatory guidance issued thereunder, deferrals of amounts for the year that includes the Change in Control shall cease beginning with the first payroll period that follows the Change in Control.

     (c) A special allocation of earnings on all Deferral Accounts shall be made under Section 5.6 as of the date of the Change in Control on a basis no less favorable to Participants than the method being followed prior to the Change in Control.

     (d) To the extent permitted under section 409A of the Code and any regulatory guidance issued thereunder, all payments of deferred amounts following a Change in Control, whether or not they have previously begun, shall be made in a cash lump sum no later than 30 days following the Change in Control and, except as provided in Section 5.5 with respect to installment payments in progress, shall be in an amount equal to the full Deferral Account balance, as adjusted pursuant to paragraph (c) above, as of the date of the Change in Control.

     (e) Subject to section 409A and any regulatory guidance promulgated thereunder, nothing in this Plan shall prevent a Participant from enforcing any rules in a contract or another plan of the Company or any Subsidiary concerning the method of determining the amount of a bonus, incentive compensation, or other form of compensation to which a Participant may become entitled following a change in control, or the time at which that compensation is to be paid in the event of a change in control.

     For purposes of this Plan, a "Change in Control" means any of the following:

            (1) Any "person" who, alone or together with all "affiliates" and "associates" of such person, is or becomes (A) an "acquiring person" or (B) the "beneficial owner" of 35% of the outstanding voting securities of the Company (the terms "person", "affiliates", "associates" and "beneficial owner" are used as such terms are used in the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that a "Change in

Control" shall not be deemed to have occurred if such "person" is Charles R. Schwab, the Company, any subsidiary or any employee benefit plan or employee stock plan of the Company or of any Subsidiary, or any trust or other entity organized, established or holding shares of such voting securities by, for or pursuant to, the terms of any such plan; or

            (2) Individuals who at the beginning of any period of two consecutive calendar years constitute the Board cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's Shareholders, of each new Board Member was approved by a vote of at least three-quarters (3/4) of the Board members then still in office who were Board members at the beginning of such period; or

            (3)  Approval by the shareholders of the Company of:

                 (A)  the dissolution or liquidation of the Company;

                 (B) the sale or transfer of substantially all of the Company's business and/or assets to a person or entity which is not a "subsidiary" (any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company); or

                 (C) an agreement to merge or consolidate, or otherwise reorganize, with one or more entities which are not subsidiaries (as defined in (B) above), as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company; or

            (4) The Board agrees by a majority vote that an event has or is about to occur that, in fairness to the Participants, is tantamount to a Change in Control.

     A Change of Control shall occur on the first day on which any of the preceding conditions has been satisfied. However, notwithstanding the foregoing, this Section 5.8 shall not apply to any Participant who alone or together with one or more other persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Company, triggers a "Change in Control" within the meaning of paragraphs (1) and (2) above.

   5.9      Payment of Deferred Amounts.

     A Participant shall have a fully vested, non-forfeitable interest in his or her Deferral Account balance at all times. However, vesting does not confer a right to payment other than in the manner elected by the Participant pursuant to
Section 5.5 (subject to any modification that may occur pursuant to Section 5.6 or 5.8). Upon the expiration of a deferral period selected by the Participant in one or more deferral elections, the Company shall pay to such Participant (or to the Participant's Beneficiary, in the case of the Participant's death) an amount equal to the balance of the Participant's Account attributable to such expiring deferral elections, plus assumed earnings (determined by the Company pursuant to Section 5.6) thereon.

   5.10     Payment on Certain Events.

     Notwithstanding any elections that have been made under Section 5.5, the unpaid balance of a Participant's Deferral Account, including any unpaid installments, shall be paid in a lump sum in the event of the Participant's death, Disability, or upon receipt of a written request from a Participant and the Administrator's determination that the Participant (or his or her
Beneficiary in the case of the Participant's death) has incurred an Unforeseeable Emergency; provided, that the amounts distributed because of an Unforeseeable Emergency shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the individual's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

ARTICLE 6:     GENERAL PROVISIONS

   6.1      Unfunded Obligation.

     The deferred amounts to be paid to Participants pursuant to this Plan constitute unfunded obligations of the Company. Except to the extent specifically provided hereunder, the Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments, including any grantor trust investments which the Company has determined and directed the Administrator to make to fulfill obligations under this Plan shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or Accounts shall not create or constitute a trust or a fiduciary relationship between the Administrator or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his or her Beneficiary or his or her creditors in any assets of the Company whatsoever. The Participants shall have no claim for any changes in the value of any assets which may be invested or reinvested by the Company in an effort to match its liabilities under this Plan.

   6.2      Informal Funding Vehicles.

     Notwithstanding Section 6.1, the Company may, but need not, arrange for the establishment and use of a grantor trust or other informal funding vehicle to facilitate the payment of benefits and to discharge the liability of the Company and participating Affiliates under this Plan to the extent of payments actually made from such trust or other informal funding vehicle. Any investments and any creation or maintenance of memorandum accounts or a trust or other informal funding vehicle shall not create or constitute a trust or a fiduciary relationship between the Committee or the Company or an affiliate and a Participant, or otherwise confer on any Participant or Beneficiary or his or her creditors a vested or beneficial interest in any assets of the Company or any Affiliate whatsoever. Participants and Beneficiaries shall have no claim against the Company or any Affiliate for any changes in the value of any assets which may be invested or reinvested by the Company or any Affiliate with respect to this Plan.

   6.3      Beneficiary.

     The term "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death. A Participant may designate a Beneficiary on a form provided by the Administrator, executed by the Participant, and delivered to the Administrator. The Administrator may require the consent of the Participant's spouse to a designation if the designation specifies a Beneficiary other than the spouse. Subject to the foregoing, a Participant may change a Beneficiary designation at any time. Subject to the property rights of any prior spouse, if no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of the Account is paid, the balance shall be paid to the Participant's surviving spouse, or if there is no surviving spouse, to the Participant's estate.

   6.4      Incapacity of Participant or Beneficiary.

     Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Administrator receives a written notice, in a form and manner acceptable to the Administrator, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his or her person or estate has been appointed; provided, however, that if the Administrator finds that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or because he or she is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person or institution considered by the Administrator to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

     If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Administrator. In the event a person claiming or receiving benefits under the Plan is a minor, payment may be made to the custodian of an account for such person under the Uniform Gifts to Minors Act. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

   6.5      Nonassignment.

     The right of a Participant or Beneficiary to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

   6.6      No Right to Continued Employment.

     Nothing in the Plan shall be construed to confer upon any Participant any right to continued employment with the Company, nor shall the Plan interfere in any way with the right of the Company to terminate the employment of such Participant at any time without assigning any reason therefor.

   6.7      Tax Withholding.

     Appropriate taxes shall be withheld from cash payments made to Participants pursuant to the Plan. To the extent tax withholding is payable in connection with the Participant's deferral of income rather than in connection with the payment of deferred amounts, such withholding may be made from other wages and salary currently payable to the Participant, or, as determined by the Administrator, the amount of the deferral elected by the Participant may be reduced in order to satisfy required tax withholding for employment taxes and any other taxes.

   6.8      Claims Procedure and Arbitration.

     The Administrator shall establish a reasonable claims procedure consistent with the requirements of the Employee Retirement Income Security Act of 1974, as amended. Following a Change in Control of the Company (as determined under
Section 5.8) the claims procedure shall include the following arbitration procedure. Following a Change in Control of the Company (as determined under
Section 5.8) the claims procedure shall include the following arbitration procedure. Since time will be of the essence in determining whether any payments are due to the Participant under this Plan following a Change in Control, a Participant may submit any claim for payment to arbitration as follows: On or after the second day following the termination of the Participant's employment or other event triggering a right to payment, the claim may be filed with an arbitrator of the Participant's choice by submitting the claim in writing and providing a copy to the Company. The arbitrator must be (a) a member of the National Academy of Arbitrators or one who currently appears on arbitration panels issued by the Federal Mediation and Conciliation Service or the American Arbitration Association; or (b) a retired judge of the State in which the claimant is a resident who served at the appellate level or higher. The arbitration hearing shall be held within 72 hours (or as soon thereafter as possible) after filing of the claim unless the Participant and the Company agree to a later date. No continuance of said hearing shall be allowed without the mutual consent of the Participant and the Company. Absence from or nonparticipation at the hearing by either party shall not prevent the issuance of an award. Hearing procedures which will expedite the hearing may be ordered at the arbitrator's discretion, and the arbitrator may close the hearing in his or her sole discretion upon deciding he or she has heard sufficient evidence to satisfy issuance of an award. In reaching a decision, the arbitrator shall have no authority to ignore, change, modify, add to or delete from any provision of this Plan, but instead is limited to interpreting this Plan. The arbitrator's award shall be rendered as expeditiously as possible, and unless the arbitrator rules within seven days after the close of the hearing, he will be deemed to have ruled in favor of the Participant. If the arbitrator finds that any payment is due to the Participant from the Company, the arbitrator shall order the Company to pay that amount to the Participant within 48 hours after the decision is rendered. The award of the arbitrator shall be final and binding upon the Participant and the Company.

Judgment upon the award rendered by the arbitrator may be entered in any court in any State of the United States. In the case of any arbitration regarding this Agreement, the Participant shall be awarded the Participant's costs, including attorney's fees. Such fee award may not be offset against the deferred compensation due hereunder. The Company shall pay the arbitrator's fee and all necessary expenses of the hearing, including stenographic reporter if employed.

   6.9      Termination and Amendment.

     The Committee may from time to time amend, suspend or terminate the Plan, in whole or in part, and if the Plan is suspended or terminated, the Committee may reinstate any or all of its provisions. The Executive Vice President - Human Resources has the authority to amend the Plan to comply with the requirements of the Code, to avoid a plan failure under section 409A of the Code and to facilitate administration of the Plan to the extent that any such amendments will not materially increase the cost of the Plan. Except as otherwise required by law, the Committee may delegate to the Administrator all or any of its foregoing powers to amend, suspend, or terminate the Plan. Any such amendment, suspension, or termination may affect future deferrals without the consent of any Participant or Beneficiary. However, with respect to deferrals that have already occurred, no amendment, suspension or termination may impair the right of a Participant or a designated Beneficiary to receive payment of the related deferred compensation in accordance with the terms of the Plan prior to the effective date of such amendment, suspension or termination, unless the affected Participant or Beneficiary gives his or her express written consent to the change; provided that such consent shall not be required if an amendment is required to avoid a plan failure under section 409A of the Code.

   6.10     Applicable Law.

     The Plan shall be construed and governed in accordance with applicable federal law and, to the extent not preempted by such federal law, the laws of the State of California to the extent the application of such state laws would not result in the taxation of amounts deferred under the Plan until such amounts are distributed to participants under the Plan.

ARTICLE 7:     EXECUTION

     To record the adoption of the Plan to read as set forth herein effective as of December 9, 2004, The Charles Schwab Corporation has caused its authorized officer to execute the same this 21st day of December, 2004.

                                                 THE CHARLES SCHWAB CORPORATION


                                                 By:   /s/ Christopher v. Dodds
                                                    ---------------------------

                                                 Its:  Chief Financial Officer